UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 11, 2014

Viad Corp
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1850 N. Central Avenue, Suite 1900, Phoenix, Arizona		85004-4565
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(602) 207-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE

This Amendment to the Current Report on Form 8-K filed by Viad Corp (the “Company”) on January 6, 2014 (the “Original Report”) is being filed to provide information regarding the Transition Services Agreement entered into between Mr. Michael M. Hannan and the Company’s Brewster Travel Canada business unit that was not available at the time that the Original Report was filed. The information previously reported in the Original Report is incorporated herein by reference.

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) Departure of Certain Officers; Appointment of Certain Officers

On March 11, 2014, the Company and Mr. Michael M. Hannan reached agreement on the terms of Mr. Hannan’s Transition Services Agreement (the “Agreement”). Under the Agreement, Mr. Hannan will provide consulting services during 2014 to ensure a smooth leadership transition following his departure from the Company. In exchange for his consulting services, Mr. Hannan will receive compensation and benefits as set forth in the Agreement, provided that Mr. Hannan complies with the Agreement’s confidentiality, non-solicitation, non-competition and other related provisions.

The foregoing description of the Agreement is a summary and is qualified in its entirety by the full text of the Agreement, a form of which is attached hereto as Exhibit 10 and incorporated by reference herein.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10	– Form of Transition Services Agreement, effective as of January 2, 2014, between Brewster Inc. and Michael M. Hannan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viad Corp

March 17, 2014	By:	/s/ G. Michael Latta

Name: G. Michael Latta
Title: Chief Accounting Officer - Controller

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Exhibit Index

Exhibit No.	Description

10	Form of Transition Services Agreement, effective as of January 2, 2014, between Brewster Inc. and Michael M. Hannan.